Exhibit 5.2

LEATHERWOOD WALKER TODD & MANN, P.C.

JOHN E. JOHNSTON, JR.

HARVEY G. SANDERS, JR.

DAVID A. QUATTLEBAUM III

JOSEPH E. MAJOR

DUKE K. MCCALL, JR.

EARLE G. PREVOST

J. RICHARD KELLY

A. MARVIN QUATTLEBAUM

JACK H. TEDARDS, JR.

F. MARION HUGHES

MICHAEL J. GIESE

MARK R. HOLMES

WILLIAM L. DENNIS

NATALMA M. MCKNEW

ROBERT A. DEHOLL

RICHARD L. FEW, JR.

STEVEN E. FARRAR

H. GIBERT SANDERS, III

THOMAS W. EPTING

JAMES L. ROGERS, JR

DAVID E. HODGE

FRANK C. WILLIAMS III

WILLIAM L. PITMAN

ROBERT D. MOSELEY, JR

JAMES T. HEWITT

KURT M. ROZELSKY

J. TOD HYCHE

LAUREL R.S. BLAIR

JAMILE J. FRANCIS III

JOHN P. RIORDAN

SEANN GRAY TZOUVELEKAS

WILLIAM B. SWENT

MICHELE FULLER LYERLY

LAURIN MILFORD MCDONALD

PETER A. RUTLEDGE

PAUL E. HAMMACK

CARI V. HICKS

MARY H. WATTERS

J. KURT SCHUMACHER, JR.

JENNIFER ADAMSON MOORHEAD

MARGARET C. MCGEE

ALEXANDRE N. MACCLENAHAN

OLIVIA T. ROWE

ERIKA B. NEWSOM

ZANDRA L. JOHNSON

S. BROOKE CHAPMAN

JOHN M. WALKER

P. GRIFFIN BELL

THOMAS M. LARKIN

SALLIE S. HOLDER

ATTORNEYS AT LAW THE LEATHERWOOD PLAZA 300 EAST MCBEE AVENUE, SUITE 500 GREENVILLE, SOUTH CAROLINA 29601 FAX: (864) 240-2477 TELEPHONE: (864) 242-6440 April 27, 2007	Mailing Address:
Post Office Box 87
Greenville, SC 29602-0087

COUNSEL:
JAMES H. WATSON

D.B. LEATHERWOOD
1896-1989
WESLEY M. WALKER
1915-1999
FLETCHER C. MANN
1921-2003

WRITER’S
Direct Dial: 864-240-2494
Direct Fax: 864-240-2479
E-Mail: bpitman@lwtm.com

Board of Directors

Computer Software Innovations, Inc.

900 East Main Street, Suite T

Easley, SC 29640

Ladies and Gentlemen:

This letter is in reference to the Registration Statement on Form SB-2, Registration No. 333-129842 (as subsequently amended, the “Registration Statement”) filed by Computer Software Innovations, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) for the registration under the Securities Act of 1933, as amended, of 15,518,208 shares of the Company’s Common Stock, $0.001 par value (the “Shares”) to be sold by Barron Partners LP as selling stockholder (the “Selling Stockholder”). The Shares are to be offered and sold from time to time by the Selling Stockholder as described in the Registration Statement.

We previously issued our opinion dated November 18, 2005 (the “Original Opinion”) with respect to certain legal matters concerning the Shares. The Original Opinion was filed as Exhibit 5.1 to the Registration Statement. Terms defined in the Original Opinion which are not otherwise defined in this letter shall have the meanings set forth in the Original Opinion.

This letter supplements our Original Opinion with respect to the division, amendment and restatement of the two Warrants into four new common stock warrants of the Company (collectively, the “New Warrants”). The New Warrants are held by the Selling Stockholder and like the predecessor Warrants, provide for the acquisition, in the aggregate, of 7,217,736 shares of the Company’s common stock, subject to adjustment pursuant to the terms of the New Warrants (the “New Warrant Shares”).

We have examined such corporate proceedings, records and documents as we considered necessary for the purposes of this opinion.

April 27, 2007

Based on the foregoing, and subject to the limitations and qualifications set forth herein, it is our opinion that the aforementioned New Warrant Shares, upon issuance pursuant to the New Warrants in accordance with the terms and conditions thereof, including the payment of the exercise price thereof, will be validly issued, fully paid and non-assessable under the laws of the State of Delaware. Except as expressly set forth herein, the Original Opinion is not affected by this letter. Without limiting the foregoing, this letter does not, nor shall it be deemed to, confirm or update the Original Opinion.

The opinion expressed herein is limited in all respects to the application of the General Corporation Law of the State of Delaware, including (i) the statutory provisions thereof, (ii) all applicable provisions of the Delaware Constitution and (iii) reported judicial decisions interpreting such laws. Our opinion is expressed as of the date hereof, and we do not assume any obligation to update or supplement our opinion to reflect any fact or circumstance subsequently arising or any change in law subsequently occurring after such date.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement.

Very truly yours, LEATHERWOOD WALKER TODD & MANN, P.C.

/s/ William L. Pitman
William L. Pitman Shareholder

WLP/pgn